                                                                     EXHIBIT 4.1

BHAKTI CAPITAL CORP.
A FLORIDA CORPORATION
100,000,000 SHARES COMMON STOCK, NO PAR VALUE

This certifies that _________________________________________________ is hereby issued ____________________________________________________ fully paid and non-assessable Shares of Common Stock of Bhakti Capital Corp., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, Alchemical Capital Corp. has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed as of this ______day of  __________ 20_____ .

President	Secretary